SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 12, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.07 –	Submission of Matters to a Vote of Security Holders.

Perma-Fix Environmental Services, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Meeting”) on September 12, 2013.  At the Meeting, stockholders: (1) elected one new director and reelected the six directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified; (2) ratified the appointment of BDO USA, LLP, as the independent registered public accounting firm for the Company’s 2013 fiscal year; (3) approved, by non-binding advisory vote, the 2012 compensation of our named executive officers; and (4) approved a reverse stock split within a range of 1‑for‑2 to 1‑for‑7 and authorizing the Board of Directors, without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of common stock of the Company at a ratio within the range of 1-for-2 to 1-for-7 at any time prior to November 8, 2013, with the exact ratio to be determined by the Board of Directors.  As of the record date for the Meeting, 56,472,766 shares of the Common Stock were outstanding, each entitled to one vote per share.

The results of the stockholder vote on the election of the directors were as follows:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes

Dr. Louis F. Centofanti	22,768,118	1,420,751	14,556,976
Jack Lahav	22,789,622	1,399,247	14,556,976
Joe R. Reeder	20,791,768	3,397,101	14,556,976
Larry M. Shelton	22,795,062	1,393,807	14,556,976
Dr. Charles E. Young	22,814,762	1,374,107	14,556,976
Mark A. Zwecker	22,809,222	1,379,647	14,556,976
Gary Kugler	22,827,808	1,361,061	14,556,976

The results ratifying the appointment of BDO Seidman, LLP, as the independent registered public accounting firm for the Company’s 2013 fiscal year, were as follows.

Votes For	Votes Against	Votes Abstained
37,407,480	973,751	364,614

The results approving, by non-binding advisory vote, the 2012 compensation of our named executive officer were as follows:

		Votes	Broker
Votes For	Votes Against	Abstained	Non-Votes
22,178,684	1,196,397	813,788	14,556,976

The results approving the reverse stock split within a range of 1‑for‑2 to 1‑for‑7 and authorizing the Board of Directors, without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect the reverse stock split of the issued and outstanding shares of common stock of the Company at a ratio within the range of 1-for-2 to 1-for-7 at any time prior to November 8, 2013, with the exact ratio to be determined by the Board of Directors were as follows:

		Votes
Votes For	Votes Against	Abstained
36,158,095	2,214,727	373,023

Pursuant to the approval, the Board has the right, notwithstanding the stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to the filing of the certificate of amendment to the Company’s Restated Certificate of Incorporation, the Board, in its sole discretion, determines that it is no longer in the Company’s and its stockholders’ best interest to proceed with the reverse stock split.  If the reverse stock split is implemented, such will not reduce the authorized number of shares of our common stock.

Section 8 – Other Events

Item 8.01 –	Other Events

As disclosed above, our stockholders approved the reverse stock split and authorized the Board of Directors, without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of Common Stock of the Company at a ratio within the range of 1-for-2 to 1-for-7 at any time prior to November 8, 2013, with the exact ratio to be determined by the Board of Directors.  Subsequent to the Meeting, on September 12, 2013, our Board of Directors approved the ratio of the reverse stock split to be a 1-for 5 reverse stock split, with such reverse stock split to be effective October 14, 2013, upon filing of the certificate of amendment to our Restated Certificate of Incorporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer